Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intellon Corporation 2007 Equity Incentive Plan of our reports dated March 11, 2009, with respect to the consolidated financial statements of Intellon Corporation and the effectiveness of internal control over financial reporting of Intellon Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Jacksonville, Florida

March 11, 2009